UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

SBC Medical Group Holdings Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41462	88-1192288
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Spectrum Center Dr. STE 300
Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 949 593-0250

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SBC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SBCWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 13, 2025, the Board of Directors of SBC Medical Group Co., Ltd. (“SBCMG”), a wholly owned subsidiary of SBC Medical Group Holdings Incorporated (the “Company”), approved the commencement of a tender offer (the “Tender Offer”) for shares of the common stock of Waqoo, Inc. (“Waqoo”), a Japanese corporation listed on the Tokyo Stock Exchange Growth Market.

As of the date of this report, SBCMG owns 353,600 shares of Waqoo, representing approximately 9.49% of Waqoo’s outstanding shares. In addition, the Company’s Chief Executive Officer, Dr. Yoshiyuki Aikawa, personally holds 989,802 shares of Waqoo, representing approximately 26.58% of Waqoo’s outstanding shares.

The following transactions have been structured:

•
Tender Offer: SBCMG will conduct the Tender Offer for up to 575,000 shares of Waqoo’s common stock, at a price per share to be determined, from November 14, 2025 through December 12, 2025 (20 business days). Settlement of the Tender Offer is expected to take place on December 19, 2025. The tender offer agent will be SBI Securities Co., Ltd.; and
•
Off-Market Transfer: Subject to the settlement of the Tender Offer, SBCMG will acquire from Dr. Aikawa all 989,802 shares of Waqoo held by him pursuant to a share transfer agreement dated November 13, 2025.

Following completion of the Tender Offer and the off-market transfer, SBCMG intends to make Waqoo its consolidated subsidiary and Waqoo will become part of the Company’s consolidated group.

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events and performance, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These forward-looking statements reflect the Company’s current views with respect to, among other things, the Company’s product launch plans and strategies; growth in revenue and earnings; and business prospects. In some cases, forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” “targets” or “hopes” or the negative of these or similar terms. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. The forward-looking statements are based on management’s current expectations and are not guarantees of future performance. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. Factors that may cause actual results to differ materially from current expectations may emerge from time to time, and it is not possible for the Company to predict all of them; such factors include, among other things, changes in global, regional, or local economic, business, competitive, market and regulatory conditions, and those listed under the heading “Risk Factors” and elsewhere in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 13, 2025, entitled “SBC Medical Group Announces Commencement of Tender Offer for Shares of Waqoo, Inc.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBC Medical Group Holdings Incorporated

Date:	November 13, 2025	By:	/s/ Yuya Yoshida
Yuya Yoshida Chief Financial Officer